UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

As First Northwest Bancorp (the “Company”) previously disclosed, on August 27, 2024, involuntary bankruptcy proceedings were commenced against Creative Technologies, LLC, Water Station Management, LLC and Refreshing USA, LLC (collectively the “OpCo Debtors”), certain of which were borrowers of First Fed Bank (the “Bank”), the bank subsidiary of the Company. In addition, on September 5, 2024, Ideal Property Investments LLC (“Ideal” and, together with the OpCo Debtors, the “Debtors”), also a borrower of the Bank, filed a voluntary petition for bankruptcy in the United States Bankruptcy Court for the Eastern District of Washington. On November 8, 2024, Ideal commenced an adversary proceeding in such bankruptcy proceedings against the Bank, seeking to avoid certain transactions with the Bank under a theory of constructive fraudulent transfer or, in the alternative, to recharacterize them (the “Adversary Proceeding”).

On July 17, 2025, the Bank, the OpCo Debtors, Ideal and the Joint Official Committee of Unsecured Creditors of the Debtors entered into a Settlement Agreement, Plan Support Agreement and Release (the “Settlement Agreement”) to resolve the Adversary Proceeding and any other claims of the parties. Pursuant to the Settlement Agreement, the Bank agreed, in exchange for, among other things, a release of all claims of the parties to the Settlement Agreement to (i) release certain liens against the property of the Debtors and (ii) make certain cash payments of not less than $2.87 million and not more than $5.74 million, with the amount within that range determined by the percentage of certain unsecured creditors of the OpCo Debtors that enter into a mutual release of all claims related to the Debtors with the Bank and the Company under the OpCo Debtors’ Chapter 11 plan of liquidation. The Bank and the Company have determined that it is in the best interest of the Bank, the Company and the shareholders of the Company to enter into the Settlement Agreement to eliminate the risks, costs and distraction related to the Adversary Proceeding or any other claims of the parties.

The Bank reserved $5.8 million for this matter in the first quarter of 2025 as a noninterest expense, and the Bank intends to pursue reimbursement from its insurance carriers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	July 21, 2025	/s/ Geraldine L. Bullard
Geraldine L. Bullard
Interim Chief Executive Officer, Chief Operating Officer and Executive Vice President